UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2007

HARRY & DAVID OPERATIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-128870	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Explanatory Note

This Form 8-K/A is being filed to amend Item 9.01 of each of the Current Reports on Form 8-K filed by Harry & David Operations Corp. on April 11, 2007 and May 2, 2007. This amendment provides the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were not included in the Form 8-Ks filed on April 11, 2007 and May 2, 2007.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 10, 2007, Harry & David Holdings Inc., through its Harry & David Operations Corp. subsidiary (collectively, the “Company”), completed the sale of its Jackson & Perkins business, including the direct marketing and wholesale businesses, the Jackson & Perkins® brand, catalog, e-commerce website and associated inventory, including premium rose plants, horticultural products and home and garden décor, as well as its direct marketing and wholesale customer lists and relationships, to an investment group led by Donald and Glenda Hachenberger. The proceeds from the sale included $17 million in cash and approximately $7 million comprised of a deferred note, product credits, and amounts due for working capital adjustments, as well as deferred inventory payments. The net assets sold related to the Jackson & Perkins businesses were written down to fair value and will result in a pre-tax loss on divestiture of $4.4 million for the year ending June 30, 2007.

In connection with this sale, the Company will provide certain transitional services, including agricultural and horticultural services through the end of June 2007, certain wholesale operational services during 2007, and certain direct marketing operational services and rose fulfillment through the end of June 2008.

On April 27, 2007, Harry & David Operations Corp. and its Jackson & Perkins Operations subsidiary completed the sale of 3,200 acres in Wasco, California and associated buildings and equipment to Wasco Real Properties I, LLC and Wasco Real Properties II, LLC for $29 million in cash. The land assets had been primarily used to support the Jackson & Perkins rose growing operations. The Company expects to record a net gain of $11.4 million related to the land sale, which will be recognized in the fourth quarter and fiscal year ending June 30, 2007.

As a result of the sales described above, the Company expects to recognize a pretax net gain of approximately $7 million (net of transaction fees) for the fiscal year ending June 30, 2007.

On April 2, 2007, Harry & David Operations Corp. issued a press release announcing the sale of its Jackson & Perkins business, which was previously filed with the Securities and Exchange Commission on April 2, 2007 as Exhibit 99.1 to Harry & David Operations Corp.’s Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The Company’s Unaudited Pro Forma Consolidated Financial Statements of Harry & David Holdings Inc. and Subsidiaries are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of Harry & David Holdings Inc. and Subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Operations Corp.
Date: June 25, 2007
	By:	/s/ Stephen V. O’Connell
Stephen V. O’Connell
Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of Harry & David Holdings Inc. and Subsidiaries